AGREEMENT


         This Agreement (the "Agreement") is made and entered into and between PSI Industries, Inc. this publicly held corporation organized under the laws of the State of Florida (the "Corporation") and Stedman Walker, a New York corporation (the "Consultant"), the Corporation and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party").

PREAMBLE:

Whereas, the Corporation requires advice and assistance in a number of areas pertaining to its status as a public company with securities to be registered under the Securities Exchange Act of 1934, as amended, including the area of shareholder relations, coordination with national and international investment banking community and financial public relations and

Whereas, the Consultant has substantial experience in such areas as well as access to other required professionals;

Now, therefore, in consideration for the Consultants Agreement to render the here and after described services as well as of the premises, the sum of ten
(10) dollars and other good and valuable consideration, the receipt of adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

WITNESSETH:

ARTICLE ONE

CONSULTANT'S SERVICES

1.       SERVICES

         A. The Consultant shall serve as the financial public relations advisor for the Corporation. In rendering such services, the Consultant shall act:

                  1. As liaison between the Corporation and its shareholders;

                  2. As an advisor to the Corporation with respect to existing and potential market-makers, broker-dealers, underwriters and investors as well as serving as liaison between the Corporation and such persons; and

                  3. As an advisor for the Corporation with respect to the communications and information (e.g. interviews, press releases, shareholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.


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         B. To the extent requested by the Corporation the consultant shall assist in establishing and advising the Corporation with respect to shareholder meetings; interviews of the Corporation's officers by the financial media and interviews of the Corporation's officers by analysts, market-makers, broker dealers, and other members of the financial community.

         C. To the extent by the Corporation, the Consultant shall seek to make the Corporation, its management, its products, and its financial situation and prospects, known to the financial press and publications broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally.

         D. The Consultant shall not disclose to any third party any confidential non-public information furnished by the Corporation or otherwise obtained by it with respect to the Corporation. This obligation shall survive termination of this AGREEMENT.

2.       LIMITATIONS ON SERVICES

         A. The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. in house "due diligence" or "compliance" departments of brokerage houses, etc.
Accordingly, the Consultant agrees that it will not:

                  1. Release any financial or other material information or data about the Corporation without the prior consent and approval of the Corporation;

                  2. Conduct any meetings with financial analysts without informing the Corporation in advance of the proposed meeting and the format or agenda of such meeting;

                  3. Release any information or data about the Corporation to any selected or limited person(s), entity, or group if consultant is aware that such information or data has not been generally released or promulgated.

         B. The Consultant shall restrict or cease, as directed by the Corporation, all public relations, efforts, including all dissemination of information regarding the Corporation immediately upon receipt of instructions (in writing by fax or letter) to that effect from the Corporation. If the Consultant learns of any pending public securities offering to be made or expected to be by the Corporation. The Consultant ceased all public relations activities on behalf of the Corporation capitalized until receipt of instructions by the Corporation in writing as to how to proceed, and thereafter shall proceed only in accordance with the Corporation's written instructions.


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         C. The Consultant shall not take any actions, which would in any way adversely affect the reputation, standing or prospects of the Corporation or would cause the Corporation to be in violation of applicable law.

3.       DUTIES OF THE CORPORATION

         A. The Corporation shall supply the consultants, on a regular and timely basis with all approved data and information about the Corporation, its management, its products and its operations and the Corporation shall be responsible for advising the Consultant of any fact which would effect the accuracy of any prior data and information supplied to the Consultant.

         B. The Corporation shall use its best efforts to promptly supply the Consultants with full and complete copies of all filings with all federal and state securities agencies, with full and complete copies of all shareholder reports and communications whether or not prepared with the Consultant's assistance with all data and information supplied to any analyst, broker-dealer, market maker or any other member of the financial community; and with all product or services brochures, sales, materials, etc.

         C. The Corporation shall promptly notify the consultant of the filing of any registration statement for the sale of securities and/or of any other event, which triggers any restrictions on the public relations efforts of the consultant.

         D. The Corporation shall notify the Consultant if any information or data supplied by the Corporation to the Consultant has not been released or promulgated to the public.

ARTICLE 2

CONSULTANTS COMPENSATION

2.1 CONSULTING FEES

The Consultant shall be entitled to the following compensation for services to be rendered:

         A. A fixed monthly consulting fee of $5,000.00 payable monthly in advance and 7,500 shares of the company's restricted common stock payable quarterly.

         B. In addition to such fees, the Corporation shall immediately reimburse the Consultant for any out of pocket fees or expenses incurred in the performance of his duties. All expenses incurred shall be on a pre-approved basis only.


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         C. This contract will remain in effect for a one-year period and will be subject to earlier cancellation by either Party with or without cause upon 30 day written notice.

ARTICLE 3

CONFIDENTIALITY AND COMPETITION

3.1 CONFIDENTIALITY

The Corporation acknowledges that as a result of its entry into this Agreement it will be making use of, acquiring and/or adding to, confidentiality information relating to the consultant and its business contacts; consequently, as material inducement to the Consultant's entry into its Agreement, the Corporation hereby covenants and agrees that it shall not, at any time during or following the term of this Agreement, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of entry hereinto. In the event of a breach or threatened breach by the Corporation or any member of the Controlling Stockholder Group of any of the provisions to this Article Three, the Consultant in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Corporation or by the Corporation's partners, agents, representatives, servants, employers, employees, affiliates, and or any and all persons directly or indirectly acting for or with it.

3.2      COMPETITION AND NON CIRCUMVENTION

There are no restrictions against competition imposed by this Agreement, it being the understanding of the parties that this is a non-exclusive Agreement.

3.3      SPECIAL REMEDIES

In view of the irreparable harm and damage which would undoubtedly occur to the Corporation or the Consultant as a result of a breach by either Party of the covenants or Agreements contained in this Article Three and in view of the lack of an adequate remedy at law to protect either Party's interests it is hereby agreed that either Party shall have the following additional rights and remedies in the event of a breach hereof.

         A. Both parties hereby consent to the issuance of a permanent injunction in joining it from any violations of the covenants set forth in
Section 3.1 hereof; and

3.4      CUMULATIVE REMEDIES

The Corporation and the Consultant hereby irrevocably agrees that the remedies described in Section 3.3 hereof shall be in addition to, and not in limitation of the rights or remedies in which both parties may be entitled to, whether at law or in equity, under or pursuant to this Agreement.


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ARTICLE FOUR

MISCELLANEOUS

4.1      NOTICES

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, address as follows:

TO THE CONSULTANT:
Stedman Walker, LTD.

TO THE PRINCIPAL:
PSI Industries, Inc.

In each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2      AMENDMENT

No modification, waiver, amendment, discharge or change of its Agreement shall be valid unless the same is in writing and signed by parties.

4.3      MERGER

This instrument together with the instruments referred to herein, contains all of the understandings and Agreements of the parties with respect to the subject matter discussed herein. All prior Agreements whether written or oral are merged herein and shall be of no force or effect.

4.4      SURVIVAL

The several representations, warranties and covenants of the parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.


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4.5      SEVERABILITY

If any provision or any portion of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion hereof to any person or circumstance shall be held invalid or unenforceable. The remaining portions of such provisions and the remaining provisions of this Agreement or the application of such or portion of such provisions as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6      GOVERNING LAW AND VENUE

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or relating to this Agreement shall, to the extent permitted by law, be held in the Palm Beach County, Florida.

4.7      LITIGATION

In any action between the parties to enforce any of the terms of this Agreement or any other Agreement arising from the Agreement, the prevailing Party shall be entitled to recover its costs and expenses including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8      BENEFIT OF AGREEMENT

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, jointly and severally, their successors, assigns, personal representatives, estates, heirs and legatees.

4.9      CAPTIONS

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10     NUMBER AND GENDER

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.


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4.11     FURTHER ASSURANCES

The parties hereby agree to due, execute, acknowledge and deliver or cause to be done, executed, acknowledge or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorneys, assurances, stock certificates and other documents, as may, from time to time be required herein to effect the intent in purpose of this Agreement.

4.12     STATUS

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lesser-lessee relationship, or principal-agent relationship.

4.13     COUNTERPARTS

This Agreement may be executed in any number of counterparts delivered through facsimile transmission. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

4.14.    LICENSE

This Agreement is the property of Stedman Walker, LTD., a limited liability company. The use hereof by the parties is authorized hereby solely for purposes of this transaction and the use of this form of Agreement or deviation thereof without prior written permission is prohibited.

IN WITNESS WHEREOF, the parties have executed this Agreement effected of the twenty-sixth day of August, 1998. Signed, Sealed and Delivered in Our Presence.


                                   PSI INDUSTRIES, INC., On its own and as the agent for the Controlling Stockholder Group


                                    By: /S/ DOMINICK M. SEMINARA
                                        ------------------------------
                                        Dominick M. Seminara, President



                                   By:  /S/ DONNA MARIE SILVERMAN
                                        -------------------------
                                        Donna Marie Silverman, President


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